Exhibit 1.1

REX ENERGY CORPORATION

UNDERWRITING AGREEMENT

July [•], 2007

KeyBanc Capital Markets Inc.

As Representative of the several Underwriters

KeyBank Center

800 Superior Avenue

Cleveland, Ohio 44114

Ladies and Gentlemen:

Rex Energy Corporation, a Delaware corporation (the “Company”), together with certain stockholders of the Company listed in Schedule A hereto (the “Selling Stockholders”), severally propose, subject to the terms and conditions stated herein, to sell an aggregate of [            ] shares (the “Firm Securities”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), to the several underwriters named in Schedule B hereto (the “Underwriters”), for whom you are acting as representative (“KBCM”). The Firm Securities consist of [            ] authorized but unissued shares of Common Stock to be issued and sold by the Company and [            ] outstanding shares of Common Stock to be sold by the Selling Stockholders.

In addition, the Company also proposes to grant the Underwriters an option to purchase up to [            ] additional shares of Common Stock, respectively (the “Optional Securities”). The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Securities.” The Company and the Selling Stockholders hereby confirm the agreement with you, acting as representative of the Underwriters, concerning the purchase of the Securities from the Company and the Selling Stockholder by the Underwriters.

On the First Delivery Date and simultaneously with the closing of the offering of the Securities (the “Closing”):

(a) Each of Douglas Oil & Gas Limited Partnership, a Delaware limited partnership (“Douglas Oil & Gas”), Douglas Westmoreland Limited Partnership, a Delaware limited partnership (“Douglas Westmoreland”), Midland Exploration Limited Partnership, a Delaware limited partnership (“Midland Exploration”), New Albany-Indiana, LLC, a Delaware limited liability company (“New Albany”), Rex Energy Limited Partnership, a Delaware limited partnership (“Rex I”), Rex Energy II Limited Partnership, a Delaware limited partnership (“Rex II”), Rex Energy III LLC, a Delaware limited liability company (“Rex III”), Rex Energy II Alpha Limited Partnership, a Delaware limited partnership (“Rex II Alpha”), and Rex Energy Royalties Limited Partnership, a Delaware limited partnership (“Rex Royalties”), will be merged with and into Rex Energy I, LLC, a Delaware limited liability company (“Rex Energy I, LLC”), with Rex Energy I, LLC being the surviving entity of such mergers (the “Mergers”); and

(b) Holders of equity interests in PennTex Resources Illinois, Inc., a Delaware corporation (“PennTex Illinois”), PennTex Resources, L.P., a Texas limited partnership

(“PennTex Resources”), Rex Energy IV, LLC, a Delaware limited liability company (“Rex IV”) and Rex Energy Operating Corp., a Delaware corporation (“Rex Operating”), will exchange their equity interests (a “Founding Company Equity Interest”) in such entities for shares of Common Stock (the “Exchanges” and, collectively with the Mergers, the “Reorganization Transactions”).

Douglas Oil & Gas, Douglas Westmoreland, Midland Exploration, New Albany, Rex I, Rex II, Rex III, Rex II Alpha, Rex Royalties, PennTex Illinois, PennTex Resources, Rex IV and Rex Operating are collectively referred to herein as the “Founding Companies” and Rex Energy I, LLC, PennTex Illinois, PennTex Resources, Rex IV and Rex Operating are collectively referred to herein as the “Subsidiaries.” For the purpose of this Agreement, “Reorganization Transaction Agreements” shall mean, collectively, (i) the Merger Agreements, a form of which has been filed as Exhibit 2.1 to the Registration Statement (the “Merger Agreements”), (ii) the Exchange Agreements filed as Exhibits [            ] to the Registration Statement (the “Exchange Agreements”), (iii) the Letter of Consent relating to the Reorganization Transactions and (iv) the Registration Rights Agreement filed as Exhibit 4.2 to the Registration Statement (the “Registration Rights Agreement”).

1.	Representations and Warranties of the Company, the Founding Companies and the Subsidiaries. The Company, the Founding Companies and the Subsidiaries jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(a)	A registration statement on Form S-1 relating to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Securities Act Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as representative of the Underwriters. As used in this Agreement:

(i)	“Applicable Time” means [ ] p.m. (Eastern time) on the date of this Agreement;

(ii)	“Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii)	“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;

(iv)	“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business, properties, prospects, results of operations or stockholders’ equity, in each case other than as a result of an event, circumstance or condition applicable to the oil and gas industry as a whole, of the Company and the Subsidiaries, taken as a whole, or the Founding Companies taken as a whole, as the case may be;

(v)	“Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations;

(vi)	“Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Securities Act Regulations;

(vii)	“Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations;

(viii)	“Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement; and

(ix)	“Selling Stockholder Material Adverse Effect” means a material adverse effect on the ability of the Selling Stockholder to consummate the offering of the Securities to be sold by such Selling Stockholder or any transaction contemplated by this Agreement, the Reorganization Transaction Agreements, the Custody Agreement or the Power of Attorney.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include an abbreviated registration statement to register additional shares of Common Stock under Rule 462(b) of the Securities Act Regulations, if any (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)	The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405).

(c)	The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Securities Act Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Securities Act Regulations.

(d)	The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(e)	The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(f)	The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(g)	Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)	Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free

Writing Prospectus pursuant to the Securities Act Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of KBCM. The Company has retained in accordance with the Securities Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Securities Act Regulations) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act Regulations.

(i)	The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the requisite power and authority to own and lease its properties and conduct its business as described in each of the most recent Preliminary Prospectus and the Prospectus. The Company is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)	As of the First Delivery Date, the Company will not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. All of the outstanding capital stock or other equity interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, as of the First Delivery Date, will be owned by the Company, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(k)	Each Subsidiary and each Founding Company has been duly organized, is validly existing and in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its organization, as applicable, with the requisite power and authority (corporate, limited liability company or limited partnership, as applicable) to own and lease its properties and conduct its business as described in each of the most recent Preliminary Prospectus and the Prospectus. Each Subsidiary and each Founding Company is duly qualified to do business as a foreign limited liability company or limited partnership, as applicable, in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)	The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Reorganization Transaction Agreements. Each Founding Company and each Subsidiary has all requisite power and authority to execute, deliver and perform its obligations under the Reorganization Transaction Agreements that it is a party thereto. This Agreement has been duly and validly authorized, executed and delivered by the

Company; and the Reorganization Transaction Agreements have been, duly and validly authorized, executed and delivered by the Company, each Founding Company and each Subsidiary party thereto, and, as of the Closing, each of the Reorganization Transaction Agreements constitute a valid and binding obligation of the Company, each Founding Company and each Subsidiary party thereto, enforceable in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)	The duly authorized, issued and outstanding capitalization of the Company is as set forth under the caption “Capitalization” in each of the most recent Preliminary Prospectus and the Prospectus as of the date set forth therein; all of the issued and outstanding shares of capital stock of the Company, on the date hereof are duly authorized and validly issued, fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform in all material respects to the description thereof in each of the most recent Preliminary Prospectus and the Prospectus; except as described in each of the most recent Preliminary Prospectus and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company.

(n)	The Securities (i) to be issued and sold by the Company to the Underwriters hereunder and (ii) to be issued and delivered by the Company to the holders of Founding Company Equity Interests in connection with the Reorganization Transactions, including the Securities to be sold by the Selling Stockholders to the Underwriters hereunder, have been duly authorized and, upon consummation of the Reorganization Transactions and payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(o)	The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus and the Reorganization Transactions described in each of the most recent Preliminary Prospectus and the Prospectus under the caption “The Reorganization Transactions” will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, its Subsidiaries and the Founding Companies,

or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company, any of its Subsidiaries or any of the Founding Companies is a party or by which the Company, any of its Subsidiaries or any of the Founding Companies is bound or to which any of the property or assets of the Company, any of its Subsidiaries or any of the Founding Companies is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company, any of its Subsidiaries or any of the Founding Companies; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its Subsidiaries or any of the Founding Companies or any of their respective properties or assets, except with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)	Other than as identified and described in the Registration Statement and each of the most recent Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement.

(q)	No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated by this Agreement and the Reorganization Transaction Agreements and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, except such as (i) has been obtained or made under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or as may be required by state securities or “blue sky” laws or (ii) may be required by the bylaws and rules of the National Association of Securities Dealers, Inc. (the “NASD”).

(r)	None of the Company, any of the Subsidiaries or any of the Founding Companies (i) is in violation of its certificate of incorporation, by-laws, limited partnership agreement, limited liability company agreement or similar organizational documents, as applicable, (ii) is in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Founding Companies is a party or by which the Company, any of the Subsidiaries or any of the Founding Companies is bound or to which any of the property or assets of the Company, any of the Subsidiaries or any of the Founding Companies is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the cases of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, have a Material Adverse Effect.

(s)	Upon consummation of the Reorganization Transactions, the Company and the Subsidiaries will have good and marketable title in fee simple to all real property owned by them, and good and marketable title to all other property owned by them, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind (each a “Lien”), except Liens that (i) are described in each of the most recent Preliminary Prospectus and the Prospectus or (ii) such would not, individually or in the aggregate, have a Material Adverse Effect. The Company has no knowledge of any Liens or adverse claims with respect to any of the Founding Company Equity Interests that are the subject of the Reorganization Transactions. All of the leases and subleases material to the business of the Company, the Subsidiaries and the Founding Companies, and under which the Company, any of its Subsidiaries or any of the Founding Companies holds the properties described in each of the most recent Preliminary Prospectus and the Prospectus, are in full force and effect, and none of the Company, any Subsidiary or any of the Founding Companies has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, any of its Subsidiaries or any of the Founding Companies under any such leases or subleases, or affecting or questioning the rights of the Company, such Subsidiary or such Founding Company to the continued possession of the leased or subleased property under any such lease or sublease.

(t)	The Company and the Subsidiaries possess such certificates, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state or local governmental or regulatory agencies or bodies necessary to conduct the businesses in the manner described in each of the most recent Preliminary Prospectus and the Prospectus; and the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(u)	Except as described in each of the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental actions, suits, arbitrations or other proceedings pending as to which the Company, any of the Subsidiaries or any of the Founding Companies is a party or of which any property of the Company, any of the Subsidiaries or any of the Founding Companies is the subject that, if determined adversely to the Company, any of the Subsidiaries or any of the Founding Companies, could reasonably be expected to individually or in the aggregate, have a Material Adverse Effect, could reasonably be expected to adversely affect the ability of the Company to perform its obligations under this Agreement or could reasonably be expected to adversely effect the ability of the Company, any of the Subsidiaries or any of the Founding Companies to consummate the Reorganization Transactions; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v)	There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. None of the Company, any of its Subsidiaries or any of the Founding Companies has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “The Reorganization Transactions” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(w)	Upon consummation of the Reorganization Transactions, the Company and the Subsidiaries will own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(x)	Except as would not, individually or in the aggregate, have a Material Adverse Effect, or as described in each of the most recent Preliminary Prospectus and the Prospectus, (i) none of the Company, any of the Subsidiaries or any of the

Founding Companies is in violation of any federal, state or local statute, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, of any governmental agency or body or any court relating to the pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements. Except as disclosed in each of the most recent Preliminary Prospectus and the Prospectus, there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law that, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, and except as described in each of the most recent Preliminary Prospectus and the Prospectus, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws that would, individually or in the aggregate, have a Material Adverse Effect.

(y)	In each case except as would, individually or in the aggregate, have a Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company, the Founding Companies or any member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) none of the Company, the Founding Companies or any member of the Company’s Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(z)	The Company, the Subsidiaries and each of the Founding Companies have (i) filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed or have duly requested extensions thereof; and (ii) paid all taxes shown as due on such tax returns (including any related assessments, fines or penalties), except for taxes being contested in good faith for which reserves in accordance with the generally accepted accounting principles have been provided. No tax deficiency has been asserted against the Company, any of the Subsidiaries or any of the Founding Companies which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Company, any of the Subsidiaries or any of the Founding Companies which, if determined adversely to the Company, any of the Subsidiaries or any of the Founding Companies, could have, a Material Adverse Effect.

(aa)	There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(bb)	The Company, each of the Subsidiaries and the Founding Companies carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company, the Subsidiaries and the Founding Companies are in full force and effect; the Company, the Subsidiaries and the Founding Companies are in compliance with the terms of such policies in all material respects; and none of the Company, the Subsidiaries and the Founding Companies has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company, the Subsidiaries and the Founding Companies under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company, the Subsidiaries and the Founding Companies has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(cc)	The Company, each of the Subsidiaries and each of the Founding Companies are in compliance in all respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)	None of the Company, any Subsidiary or any Founding Company is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect.

(ee)	None of the Company, any of the Subsidiaries or any of the Founding Companies, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of the Subsidiaries or any of the Founding Companies, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff)	The operations of the Company, any of the Subsidiaries and any of the Founding Companies, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of the Subsidiaries or any of the Founding Companies with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(gg)	None of the Company, any of the Subsidiaries or any of the Founding Companies, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any of the Subsidiaries and any of the Founding Companies is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh)	Except as described in each of the most recent Preliminary Prospectus and the Prospectus, upon consummation of the Reorganization Transactions and this offering, including the application of the use of proceeds of the offering, none of the Subsidiaries will be restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company, (ii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iii) transferring any property or assets to the Company or any other Subsidiary of the Company.

(ii)	The pro forma combined financial statements of the Company, the balance sheet of the Company, the historical combined financial statements of the Founding Companies and the historical financial statements of each Founding Company included in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, together with the related schedules and notes, fairly present in all material respects the financial condition of the Company and the Founding Companies on a pro forma consolidated, a historical combined or historical basis, as applicable, as of the respective dates indicated and the pro forma consolidated statements of income of the Company, the combined statements of income, cash flows and changes in partners’ capital of the Founding Companies and the statements of income, cash flows and changes in partners’ capital of each of the Funding Companies, for the respective periods specified, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission. No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary and selected pro forma consolidated financial data of the Company and historical combined financial data of the Founding Companies included in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the pro forma consolidated financial statements of the Company and the combined audited financial statements of the Founding Companies included in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. The other financial information included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus has been derived from the accounting records of the Company, the Subsidiaries and the Founding Companies, as the case may be, and present fairly, in all material respects, the information shown thereby. The Company, the Subsidiaries and the Founding Companies do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(jj)	The pro forma financial statements included in each of the most recent Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in each of the most recent Preliminary Prospectus and the Prospectus. The pro forma financial statements included in each of the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(kk)	The statistical and market-related data included in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ll)	None of the Company, any of the Subsidiaries or any of the Founding Companies have sustained since the date of the last audited financial statements included in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus any loss or interference with its business material to the Company, the Subsidiaries and the Founding Companies considered as a whole, otherwise than as set forth or contemplated in each of the most recent Preliminary Prospectus and the Prospectus. Since the respective dates as of which information is given in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and except as pursuant to the Reorganization Transactions), there has not been any (i) material change in the capitalization of the Company, the Subsidiaries or the Founding Companies, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company or the Founding Companies, (iii) any transaction that is material to the Company, the Subsidiaries and the Founding Companies contemplated or entered into by the Company, any of the Subsidiaries or the Founding Companies, (iv) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, any Subsidiary or any Founding Company that is material to the Company, its Subsidiaries and the Founding Companies taken as a whole or (v) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case otherwise than as set forth or contemplated in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(mm)	The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in each of the most recent Preliminary Prospectus and the Prospectus accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of critical accounting policies and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(nn)	Malin, Berquist & Company, LLP, as of December 31, 2006 and during the periods covered by the balance sheet of the Company, the combined financial statements of the Founding Companies, the individual financial statements of the Founding Companies and the related schedules and notes thereto included in each of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus on which they reported are independent public accountants as required by the Securities Act and the Securities Act Regulations

(oo)	Netherland Sewell & Associates, Inc., whose report dated February 22, 2007 is included as an annex to each of the most recent Preliminary Prospectus and the Prospectus (the “Reserve Report Letter”), was, as of the date of such Reserve Report Letter, and is, as of the date hereof, an independent petroleum engineer with respect to the Company, the Subsidiaries and the Founding Companies. The information underlying the estimates of reserves of the Company, the Subsidiaries and the Founding Companies used in the preparation of the reserve reports and other estimates, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations described in each of the most recent Preliminary Prospectus and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in each of the most recent Preliminary Prospectus and the Prospectus and as reflected in the Reserve Report Letter; estimates of such reserves and present values as described in each of the most recent Preliminary Prospectus and the Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

(pp)	Each of the Company, the Subsidiaries and the Founding Companies maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(qq)	(i) Each of the Company, the Subsidiaries and the Founding Companies have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the Subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and the Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(rr)	As of the date hereof, and except as disclosed in each of the most recent Preliminary Prospectus and the Prospectus, the Company is not aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in Public Company Oversight Board Standard No. 2) in the Company’s, any Subsidiary’s or any Founding Company’s internal control over financing reporting (as defined in Rule 13a-15(f)), whether or not subsequently remediated, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s, any Subsidiary’s or any Founding Company’s internal control over financial reporting.

(ss)	None of the Company, any Subsidiary or any Founding Company, nor any of their respective directors, manager, or partners, as applicable, or officers, in their capacities as such, is in material breach or violation of any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(tt)	No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described by the Securities Act or the Securities Act Regulations, in each of the most recent Preliminary Prospectus and the Prospectus which is not so described.

(uu)	The Company’s class of common stock has been registered under Section 12(b) of the Exchange Act, and the Securities have been authorized for trading on the Nasdaq National Market (the “Nasdaq”).

(vv)	None of the Company, the Subsidiaries, the Founding Companies or any of their respective officers or directors has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities in order to facilitate the sale or resale of the Securities or otherwise.

(ww)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the most recent Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xx)	The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which KBCM has consented in accordance with Section 4(f) hereto.

(yy)	The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Securities Act Regulations or the interpretations thereof by the Commission.

(zz)	The Reorganization Transaction Agreements will be legally sufficient to transfer or convey to the Company and the Subsidiaries satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the Company and the Subsidiaries to conduct their operations in all material respects as contemplated by each of the most recent Preliminary Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein. The Company and the Subsidiaries, upon execution and delivery of the Reorganization Transaction Agreements, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Company.

Any certificate signed by any officer of the Company and delivered to KBCM or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, the Founding Companies and the Subsidiaries, as to matters covered thereby, to each Underwriter.

2.	Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

(a)	As of the First Delivery Date, such Selling Stockholder will be the record and a beneficial owner of the Securities to be sold by such Selling Stockholder under this Agreement, free and clear of all adverse claims, except for those arising under this Agreement; and upon delivery of and payment for such Securities hereunder in accordance with the provisions of Section 3(d) hereof, the several Underwriters will acquire a security entitlement (as that term is defined in the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) with respect to the Securities, and no action based on an adverse claim (as that term is defined under the New York UCC) to the Securities may be asserted against any of the Underwriters, provided, that each such Underwriter does not have notice of any adverse claim (within the meaning of Section 8-105 of the New York UCC). Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in each of the Registration Statement, the most recent Preliminary Prospectus and Prospectus.

(b)	Such Selling Stockholder is, and will be until consummation of the Reorganization Transactions, the record and beneficial owner of the Founding Company Equity Interests owned by such Selling Stockholder, free and clear of all adverse claims or Liens.

(c)	Such Selling Stockholder has duly authorized, executed and delivered a Letter of Transmittal and Custody Agreement (“Custody Agreement”), which Custody Agreement is a valid and binding obligation of such Selling Stockholder, to the Company, as Custodian (the “Custodian”); pursuant to the Custody Agreement the Selling Stockholder will, on or prior to the First Delivery Date, place in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; and, as of the First Delivery Date, such certificates will be duly and properly endorsed in blank for transfer, or will be accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

(d)	Such Selling Stockholder has the power and authority to enter into this Agreement and each of the Reorganization Transaction Agreements to which such Selling Stockholder is a party, and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder pursuant to this Agreement; and such Selling Stockholder has duly authorized, executed and delivered to Benjamin W. Hulburt and Christopher K. Hulburt, each as attorney-in-fact (the “Attorneys-in-Fact”), an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing the Attorneys-in-Fact to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

(e)	This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each of the Reorganization Transaction Agreements to which such Selling Stockholder is a party constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity thereunder may be limited by federal or state securities laws and except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the Custody Agreement, the Power of Attorney and each of the Reorganization Transaction Agreements to which such Selling Stockholder is a party and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not (A) conflict with, result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to any law, statute, rule or regulation or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is party or bound, or to which any of the property or assets of such Selling Stockholder is subject, or (B) if such Selling Shareholder is not a natural person, result in any violation of the provisions of any charter or bylaws or certificate of formation, trust agreement, partnership agreement, articles of partnership or other organizational documents, as applicable, of the Selling Stockholder, or (C) result in any violation or breach of any judgment, order, decree statute, rule or regulation applicable to such Selling Stockholder of any court or any public, governmental or regulatory agency or body, administrative agency or arbitrator having jurisdiction over such Selling Stockholder, except in the case of clauses (A) and (C) above as would not reasonably be expected to result in a Selling Stockholder Material Adverse Effect.

(f)	To such Selling Stockholder’s knowledge, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement, the Power of Attorney and each of the Reorganization Transaction Agreements to which such Selling Stockholder is a party or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as (i) has been obtained or made under the Securities Act or the Exchange Act or as may be required by state securities or “blue sky” laws or (ii) may be required by the bylaws and rules of the NASD.

(g)	Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by such Selling Stockholder. Neither such Selling Stockholder nor any person acting on behalf of Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Securities.

(h)	Other than as contemplated by this Agreement and except as disclosed in each of the Registration Statement, the most recent Preliminary Prospectus and Prospectus, there is no broker, finder or other party that is entitled to receive from such Selling Stockholder any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(i)	To the knowledge of such Selling Stockholder, the Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(j)	To the knowledge of such Selling Stockholder, each of the most recent Preliminary Prospectus and the Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(k)	Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Securities.

(l)	The representations and warranties of the Selling Stockholder in its Custody Agreement and Power of Attorney are, and on the First Delivery Date will be, true and correct.

Any certificate signed by a Selling Stockholder (if such Selling Stockholder is a natural person) or any officer of any Selling Stockholder (if such Selling Stockholder is an entity) and delivered to KBCM or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3.	Sale, Purchase and Delivery of Securities.

(a)	On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell [ ] Firm Securities, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Securities set forth opposite the Underwriter’s name in Schedule B hereto, at a purchase price per share of $[ ], and (ii) in the event and to the extent that the

Underwriters shall exercise their option to purchase Optional Securities as provided in Section 3(b) below, the Company agrees to issue and sell up to [ ] Optional Securities. The number of Optional Securities to be purchased by each Underwriter shall be the same percentage of the total number of Optional Securities to be purchased by the several Underwriters as the number of Firm Securities to be purchased by such Underwriter is of the total number of Firm Securities to be purchased by the several Underwriters, as adjusted by KBCM in such manner as KBCM deem advisable to avoid fractional shares. The purchase price per share of the Optional Securities shall be the same as that of the Firm Securities.

(b)	The Company hereby grants to the Underwriters the right to purchase, at their election the number of Optional Securities indicated with respect to the Company in Section 3(a) above, at a purchase price per share equal to the purchase price per share of the Firm Securities, for the sole purpose of covering any over-allotments in connection with the sale and distribution of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from KBCM to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by KBCM but in no event earlier than the First Delivery Date (as defined below) or, unless KBCM and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

(c)	The several Underwriters propose to offer the Securities for sale upon the terms and conditions and in the manner set forth in each of the most recent Preliminary Prospectus and the Prospectus.

(d)	The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as KBCM may request upon at least forty-eight hours’ prior notice to the Company and the Custodian, shall be delivered by or on behalf of the Company and the Custodian to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the accounts of such Underwriters, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company and the Custodian to KBCM at least forty-eight hours in advance. The Company and the Custodian will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Delivery Date (as defined below) with respect thereto at a location in New York, New York as may be designated by you or at the office of DTC or its designated custodian. The date of such delivery and payment shall be, with respect to the Firm Securities, [ ], 2007 or such other time and date as KBCM, the Company and the Custodian may agree upon in writing, and, with respect to the Optional Securities, on the date specified by KBCM in the written notice given by KBCM of its election to purchase such Optional Securities, or such date as KBCM, the

Company and the Custodian may agree upon in writing. Such date for delivery of the Common Stock is herein called the “First Delivery Date,” such date for delivery of the Optional Securities, if not the First Delivery Date, is herein called an “Optional Delivery Date,” and each such time and date for delivery is herein called a “Delivery Date.”

(e)	Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

4.	Certain Agreements of the Company, the Founding Companies and the Subsidiaries. The Company, the Founding Companies and the Subsidiaries jointly and severally covenant and agree with each of the Underwriters:

(a)	To prepare the Prospectus in a form approved by KBCM and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise KBCM, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish KBCM with copies thereof; to advise KBCM, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)	To furnish promptly to KBCM and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)	To deliver promptly to KBCM such number of the following documents as KBCM shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify KBCM and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as KBCM may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(d)	To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or KBCM, be required by the Securities Act or requested by the Commission;

(e)	Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to KBCM and counsel for the Underwriters and obtain the consent of KBCM to the filing;

(f)	Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of KBCM;

(g)	To retain in accordance with the Securities Act Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify KBCM and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as KBCM may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(h)	As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to KBCM an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158);

(i)	Promptly from time to time to take such action as KBCM may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as KBCM may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(j)	For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Securities), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than options or rights granted or sold pursuant to the terms of the Company’s proposed Long-Term Incentive Plan, which Long-Term Incentive Plan is described in each of the most recent Preliminary Prospectus and the Prospectus and will be in effect on the Closing Date (the “LTIP”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than a registration statement on Form S-8 for the purpose of registering the securities to be issued pursuant to the LTIP) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of KBCM, on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Exhibit B hereto to furnish to KBCM, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless KBCM, on behalf of the Underwriters, waives such extension in writing;

(k)	To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds;”

(l)	To use its best efforts to list, subject to official notice of issuance, the Securities on the Nasdaq prior to the First Delivery Date and to maintain such listing and to file with the Nasdaq all documents and notices required in connection therewith;

(m)	To engage and maintain, at its expense, a registrar and transfer agent for the Securities;

(n)	Not to, and to use its best efforts to cause its officers, directors and affiliates not to, prior to termination of the underwriting syndicate contemplated by this Agreement, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company; and

(o)	To comply with all of the provisions of any undertakings in the Registration Statement.

5.	Certain Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants and agrees with each of the Underwriters as follows:

(a)	During the Lock-Up Period, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Securities), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of KBCM, on behalf of the Underwriters; notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up

Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless KBCM, on behalf of the Underwriters, waives such extension in writing.

(b)	Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 5(a) during the period from the date of this Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to Section 5(a)) has expired.

(c)	That the Securities to be sold by such Selling Stockholder hereunder, which are represented by the certificates held in custody for such Selling Stockholder, are subject to the interest of the Underwriters thereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(d)	Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Securities.

(e)	To deliver to KBCM prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

(f)	Such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder and the fees of such Selling Stockholder’s counsel.

(g)	Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h)	Such Selling Stockholder shall immediately notify you if such Selling Stockholder has knowledge of any event that occurs, or of any change in information relating to such Selling Stockholder, which results in the Prospectus (as supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.	Expenses. The Company, the Founding Companies and the Subsidiaries covenant and agree, jointly and severally, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the delivery and distribution of the Custody Agreements and the Powers of Attorney and the fees and expenses of the Custodian (and any other attorney-in-fact); (f) any required review by the NASD of the terms of sale of the Securities (including related fees and expenses of counsel to the Underwriters); (g) the listing of the Securities on The NASDAQ Global Market; (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, including, without limitation, travel and lodging expenses of the officers of the Company (provided, however, that KBCM shall provide the use of any aircraft used in connection with the road show at the sole expense of the Underwriters); and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided, that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay all of their own costs and expenses incident to the transactions contemplated by this Agreement, including the costs and expenses of their legal, tax, accounting and other professional advisors, and the Selling Stockholders shall pay the fees and expenses of their counsel, the Custodian (and any other attorney-in-fact), and any transfer taxes payable in connection with their respective sales of the Securities to the Underwriters and reimburse the Company for their pro rata share of the fees and expenses paid by the Company in connection with the offering of the Securities.

7.	Conditions of the Obligation of the Underwriters. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders contained herein, to the performance by the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders of their obligations hereunder, and to each of the following terms and additional conditions:

(a)	The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)	No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)	All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of Attorney, the Securities, the Registration Statement, each Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)	Fulbright & Jaworski L.L.P. shall have furnished to KBCM its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance to be agreed upon by KBCM and Fulbright & Jaworski L.L.P.

(e)	Counsel for each of the Selling Stockholders shall have furnished to KBCM their written opinion, as counsel to each of the Selling Stockholders for whom they are acting as counsel, addressed to the Underwriters and dated such Delivery Date, in form and substance to be agreed upon by KBCM and such counsel, which may be waived by KBCM with respect to one or more Selling Stockholders.

(f)	KBCM shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the Registration Statement, the Prospectus and the Pricing Disclosure Package

and other related matters as KBCM may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)	At the time of execution of this Agreement, KBCM shall have received from Malin, Berquist & Company, LLP a letter, in form and substance satisfactory to KBCM, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)	With respect to the letter of Malin, Berquist & Company, LLP referred to in the preceding paragraph and delivered to KBCM concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to KBCM a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)	At the time of execution of this Agreement, KBCM shall have received from Netherland, Sewell & Associates, Inc. an initial letter (the “initial expert letter”), in form and substance satisfactory to KBCM, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Delivery Date, which such letter shall cover the period from any initial expert letter to the Delivery Date, stating the conclusions and findings of such firm with respect to the Company’s oil and gas reserves as is customary to underwriters in connection with registered public offerings.

(j)	The Company shall have furnished to KBCM a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)	The representations, warranties and agreements of the Company, the Founding Companies and the Subsidiaries in Section 1 are true and correct on and as of such Delivery Date, and each of the Company, the Founding Companies and the Subsidiaries has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)	No stop order suspending the effectiveness of the Registration Statement has been issued; and, to the knowledge of such officers, no proceedings or examination for that purpose have been instituted or threatened; and

(iii)	They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(k)	Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to KBCM on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct on and as of such Delivery Date and that the Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(l)	Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of such Selling Stockholder) shall have furnished to KBCM on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that such Selling Stockholder has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to its knowledge, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(m)	(1) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) subsequent to the respective dates as of which such information is given in the most recent Preliminary Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of KBCM, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in each of the most recent Preliminary Prospectus and the Prospectus.

(n)	[Intentionally omitted]

(o)	Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited, (ii) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities that were not occurring as of the execution and delivery of this Agreement, there shall have been an escalation in hostilities involving the United States that were occurring prior to the execution and delivery of this Agreement or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of KBCM, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in each of the most recent Preliminary Prospectus and the Prospectus.

(p)	The Nasdaq shall have approved the Securities for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(q)	The Lock-Up Agreements between KBCM and the officers and directors of the Company set forth on Exhibit B, delivered to KBCM on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(r)	At the Closing Date, each of the Reorganization Transaction Agreements shall have been duly executed and delivered by each of the parties thereto; and the representations and warranties of the Company, each of the Founding Companies, the Subsidiaries and the Selling Stockholders, as applicable, shall be true, accurate and correct as of the Closing Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.	Indemnification and Contribution.

(a)	The Company, the Founding Companies and the Subsidiaries, jointly and severally shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” (as defined in Rule 433 of the Securities Act Regulations) used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter with the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)	The Selling Stockholders, severally in proportion to the number of shares of Securities to be sold by each of them hereunder and not jointly, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application, or any “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Securities in violation of Section 5(d) (a “Selling Stockholder Free Writing Prospectus”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any Selling Stockholder Free Writing

Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders shall not be liable in the case of clauses (i) and (ii) hereto to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company through KBCM by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(f); or (iii) any breach of any representation or warranty of the Selling Stockholders in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the shares of the Securities purchased under the Agreement received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

(c)	Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Founding Companies, the Subsidiaries, each Selling Stockholder, their respective directors, officers and employees, and each person, if any, who controls the Company, the Founding Companies, the Subsidiaries or such Selling Stockholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Founding Companies, the Subsidiaries, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company, the Founding Companies, the Subsidiaries, the Selling Stockholders, their respective directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, the Founding Companies, the Subsidiaries, the Selling Stockholders, their respective directors, officers and employees and each such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that an Underwriter shall not be liable in any such case except to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through KBCM by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Founding Companies, the Subsidiaries, such Selling Stockholder or any such director, officer, employee or controlling person.

(d)	Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)	If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Founding Companies, the Subsidiaries, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Founding Companies, the Subsidiaries, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.

(f)	The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

(g)	Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless RBC Capital Markets Corporation (in the capacity described in this paragraph, the “Independent Underwriter”), its directors, officers and employees and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities) to which the Independent Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the Independent Underwriter. The relative benefits received by the Independent Underwriter with respect to the offering contemplated by this Agreement shall, for purposes of Section 8(e), be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. In addition, notwithstanding the provisions of Section 8(e), the Independent Underwriter shall not be required to contribute any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity.

9.	Default of the Several Underwriters. If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of shares of Common Stock set forth opposite their respective names on Schedule B bears to the aggregate number of shares of Common Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by KBCM with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to KBCM and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 8 and Section 11 shall at all times be effective and shall survive such termination. In any such case, either KBCM or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

10.	Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Common Stock or the Optional Securities, respectively, if, prior to that time, any of the events described in Sections 7(m) or 7(o) shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 6, 8 and 11 hereof.

11.	Reimbursement of Underwriters’ Expenses. If (a) the Company or any Selling Stockholder shall fail to tender the Securities for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10 but excluding any termination based on (1) the occurrence of any event described in clause (i), (iii), (iv) or (v) of Section 7(o) or (2) an unreasonable exercise of judgment by KBCM in terminating this Agreement based on the occurrence of any event described in Section 7(m)), the Company, the Founding Companies and the Subsidiaries shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Company, the Founding Companies and the Subsidiaries shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more Underwriters, the Company, the Founding Companies and the Subsidiaries shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.	Default by the Company. If the Company shall fail at the First Delivery Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section 12 shall relieve the Company, the Founding Companies or the Subsidiaries from liability, if any, in respect of such default.

13.	Research Analyst Independence. The Company, the Founding Companies, the Subsidiaries and the Selling Stockholders acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company, the Founding Companies, the Subsidiaries and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company, the Founding Companies, the Subsidiaries or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company, the Founding Companies, the Subsidiaries or the

Selling Stockholders by such Underwriters’ investment banking divisions. The Company, the Founding Companies, the Subsidiaries and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.	No Fiduciary Duty. The Company, the Founding Companies, the Subsidiaries and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Founding Companies, the Subsidiaries, Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company, the Founding Companies, the Subsidiaries or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company, the Founding Companies, the Subsidiaries or Selling Stockholders shall be limited to those duties and obligations specifically stated herein and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders. The Company, the Founding Companies, the Subsidiaries and the Selling Stockholders hereby waive any claims that the Company, the Founding Companies, the Subsidiaries or the Selling Stockholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15.	Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)	If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to KeyBanc Capital Markets Inc., KeyBank Center, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: David L. Gruber, Equity Capital Markets; and with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., 2500 First City Tower, 1001 Fannin, Houston, Texas 77002, Attention: James M. Prince, Esq. (Facsimile: 713-615-5962; Telephone: 713-758-3710);

(b)	if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Rex Energy Corporation, 1975 Waddle Road, State College, Pennsylvania 16803, Attention: Christopher K. Hulburt; with a copy (which shall not constitute notice) to Fulbright & Jaworski L.L.P., Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, Attention: Charles Strauss, Esq. (Facsimile: 713-651-5246; Telephone: 713-651-5151); and

(c)	if to any of the Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Attorney-in-Fact as set forth in the Powers of Attorney.

Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

16.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Founding Companies, the Subsidiaries, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders, and any person controlling the Company, the Founding Companies, the Subsidiaries and the Selling Stockholders within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.	Survival. The respective indemnities, representations, warranties and agreements of the Company, the Founding Companies, the Subsidiaries and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

18.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

19.	Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

REX ENERGY CORPORATION

By:
Name:	Benjamin W. Hulburt
Title:	Chief Executive Officer

DOUGLAS OIL & GAS LIMITED PARTNERSHIP

By: Rex Energy LLC, its general partner By: Rex Energy Limited Partnership, its sole member
By: LT Shaner LLC, its general partner

By:
Name:	Benjamin W. Hulburt
Title:	Vice President

DOUGLAS WESTMORELAND LIMITED PARTNERSHIP

By: Rex Energy LLC, its general partner By: Rex Energy Limited Partnership, its sole member By: LT Shaner LLC, its general partner

By:
Name:	Benjamin W. Hulburt
Title:	Vice President

[Signature Page to Underwriting Agreement]

MIDLAND EXPLORATION LIMITED PARTNERSHIP

By: Douglas Oil & Gas Limited Partnership, its general partner By: Rex Energy LLC, its general partner By: Rex Energy Limited Partnership, its sole member
By: LT Shaner LLC, its general partner

By:
Name:	Benjamin W. Hulburt
Title:	Vice President

NEW ALBANY-INDIANA, LLC

By: Rex Energy Wabash, LLC, its managing member

By:
Name:	Benjamin W. Hulburt
Title:	Chief Executive Officer

REX ENERGY LIMITED PARTNERSHIP

By: LT Shaner LLC, its general partner

By:
Name:	Benjamin W. Hulburt
Title:	Vice President

[Signature Page to Underwriting Agreement]

REX ENERGY II LIMITED PARTNERSHIP

By: Rex Energy II LLC, its general partner

By:
Name:	Benjamin W. Hulburt
Title:	Chief Executive Officer

REX ENERGY III LLC

By:
Name:	Benjamin W. Hulburt
Title:	Chief Executive Officer

REX ENERGY II ALPHA LIMITED PARTNERSHIP

By: Rex Energy II LLC, its general partner

By:
Name:	Benjamin W. Hulburt
Title:	Chief Executive Officer

REX ENERGY I, LLC

By:
Name:	Benjamin W. Hulburt
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

REX ENERGY ROYALTIES LIMITED PARTNERSHIP

By: Douglas Oil & Gas Limited Partnership, its general partner By: Rex Energy LLC, its general partner By: Rex Energy Limited Partnership, its sole member
By: LT Shaner LLC, its general partner

By:
Name:	Benjamin W. Hulburt
Title:	Vice President

PENNTEX RESOURCES ILLINOIS, INC.

By:
Name:	Benjamin W. Hulburt
Title:	President

PENNTEX RESOURCES, L.P.

By: Penn Tex Energy, Inc., its general partner

By:
Name:	Benjamin W. Hulburt
Title:	Vice President

REX ENERGY IV, LLC

By:
Name:	Benjamin W. Hulburt
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

REX ENERGY OPERATING CORP.

By:
Name:	Benjamin W. Hulburt
Title:	Chief Executive Officer

SELLING STOCKHOLDERS

By:
Name:	Benjamin W. Hulburt
Attorney-in-Fact

Accepted and agreed by:

KeyBanc Capital Markets Inc.

Acting as Representative of the
Several Underwriters named
in attached Schedule B

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Selling Stockholders

Name	Number of Firm Securities to be Sold

Schedule A-1

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
KeyBanc Capital Markets Inc.
RBC Capital Markets Corporation
A.G. Edwards & Sons, Inc.
Johnson Rice & Company L.L.C.
Pickering Energy Partners, Inc.
Total

Schedule B-1

EXHIBIT A

FORM OF LOCK-UP LETTER AGREEMENT

May     , 2007

KeyBanc Capital Markets Inc.

As Representative of the several Underwriters

KeyBank Center

800 Superior Avenue

Cleveland, Ohio 44114

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule B to such agreement (the “Underwriters”), with Rex Energy Corporation, a Delaware corporation (the “Company”), Douglas Oil & Gas Limited Partnership, a Delaware limited partnership (“Douglas Oil & Gas”), Douglas Westmoreland Limited Partnership, a Delaware limited partnership (“Douglas Westmoreland”), Midland Exploration Limited Partnership, a Delaware limited partnership (“Midland Exploration”), New Albany-Indiana, LLC, a Delaware limited liability company (“New Albany”), Rex Energy Limited Partnership, a Delaware limited partnership (“Rex I”), Rex Energy II Limited Partnership, a Delaware limited partnership (“Rex II”), Rex Energy III LLC, a Delaware limited liability company (“Rex III”), Rex Energy II Alpha Limited Partnership, a Delaware limited partnership (“Rex II Alpha”), Rex Energy Royalties Limited Partnership, a Delaware limited partnership (“Rex Royalties”), Rex Energy I, LLC, a Delaware limited liability company (“Rex Energy I, LLC”), PennTex Resources Illinois, Inc., a Delaware corporation (“PennTex Illinois”), PennTex Resources, L.P., a Texas limited partnership (“PennTex Resources”), Rex Energy IV, LLC, a Delaware limited liability company (“Rex IV”) and Rex Energy Operating Corp., a Delaware corporation (“Rex Operating”) and the Selling Stockholders named therein (the “Selling Stockholders”) providing for a public offering (the “Offering”) of shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company and the Selling Stockholders. The undersigned acknowledges that the Company, the Selling Stockholders, you and the other Underwriters will proceed with the Offering in reliance of this Lock-Up Letter Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of KeyBanc Capital Markets Inc. (“KBCM”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently

Exhibit A-1

or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date of execution of this Lock-Up Letter Agreement and continuing through the close of trading on the date 180 days after the date of the Prospectus (the “Lock-Up Period”). Notwithstanding the foregoing, during the Lock-Up Period the undersigned shall be entitled to transfer and assign shares of Common Stock [if the undersigned is a corporation, partnership, limited liability company or other entity: to any corporation, partnership, limited liability company or other entity that controls, is controlled by or is under common control with the undersigned or to any equity holder of the undersigned] [if the undersigned is an individual: to a trust or limited partnership for the benefit of the undersigned or members of the undersigned’s immediate family (as defined below)]; provided, that such transferee or assignee of shares of Common Stock shall furnish to KBCM a Lock-Up Letter substantially in the form of Exhibit A to the Underwriting Agreement prior to any such transfer (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not the transferee). For purposes of this Lock-Up Agreement, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

Notwithstanding the foregoing, (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless KBCM waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by KBCM to the Company and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933 of any shares of Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

Exhibit A-2

If for any reason the Underwriting Agreement is terminated prior to the First Delivery Date (as defined in the Underwriting Agreement) pursuant to the provisions thereof, then the agreements set forth herein shall likewise be terminated.

This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Exhibit A-3

EXHIBIT B

Persons to Execute Lock-Up Letter Agreements:

[to come – but will include any officer or director who is not a Selling Stockholder]

Exhibit B-1